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           CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Post-Effective Amendment No. 30 to Registration Statement No. 333-48456 on Form N-1A of our report dated February 25, 2008, relating to the financial statements and financial highlights of Batterymarch Growth and Income Portfolio, Batterymarch Mid-Cap Stock Portfolio, BlackRock Large Cap Core Portfolio, Cyclical Growth and Income ETF Portfolio, Cyclical Growth ETF Portfolio, Dreman Small-Cap Value Portfolio, Goldman Sachs Mid-Cap Value Portfolio, Harris Oakmark International Portfolio, Janus Forty Portfolio, Lazard Mid-Cap Portfolio, Legg Mason Aggressive Growth Portfolio, Legg Mason Value Equity Portfolio, Lord Abbett Growth and Income Portfolio, Lord Abbett Mid-Cap Value Portfolio, Met/AIM Capital Appreciation Portfolio, Met/AIM Small Cap Growth Portfolio, MetLife Aggressive Strategy Portfolio, MetLife Balanced Strategy Portfolio, MetLife Defensive Strategy Portfolio, MetLife Growth Strategy Portfolio, MetLife Moderate Strategy Portfolio, MFS(R) Emerging Markets Equity Portfolio, MFS(R) Research International Portfolio, MFS(R) Value Portfolio, Neuberger Berman Real Estate Portfolio, Oppenheimer Capital Appreciation Portfolio, Pioneer Fund Portfolio, Rainier Large Cap Equity Portfolio, RCM Technology Portfolio, Strategic Conservative Growth Portfolio, Strategic Growth and Income Portfolio, Strategic Growth Portfolio, T. Rowe Price Mid-Cap Growth Portfolio, Third Avenue Small Cap Value Portfolio, Turner Mid-Cap Growth Portfolio, Van Kampen Comstock Portfolio, and Van Kampen Mid-Cap Growth Portfolio, and our report dated February 29, 2008, relating to the financial statements and financial highlights of BlackRock High Yield Portfolio, Legg Mason Partners Managed Assets Portfolio, Loomis Sayles Global Markets Portfolio, Lord Abbett Bond Debenture Portfolio, PIMCO Inflation Protected Bond Portfolio, PIMCO Total Return Portfolio and Pioneer Strategic Income Portfolio of Met Investors Series Trust (the "Trust") appearing in the Annual Report on Form N-CSR of the Trust for the year ended December 31, 2007, and to the references to us under the headings "Financial Highlights" in the Prospectuses and "Independent Registered Public Accounting Firm" and "Financial Statements" in the Statements of Additional Information, which are part of such Registration Statement.

/s/ Deloitte & Touche LLP

Boston, Massachusetts
April 25, 2008